As filed with the Securities and Exchange Commission on November 9, 2016

Registration Nos. 333-53692, 333-139730,

333-145482, 333-159287, 333-163032, 333-163033,

333-176489, 333-176490, 333-190878,

333-190879, 333-202648, and 333-207233

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-53692

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-139730

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-145482

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-159287

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-163032

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-163033

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-176489

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-176490

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-190878

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-190879

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-202648

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-207233

UNDER

THE SECURITIES ACT OF 1933

INSEEGO CORP.

(Exact name of registrant as specified in its charter)

Delaware	81-3377646
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9645 Scranton Road, Suite 205

San Diego, CA 92121

(Address of Principal Executive Offices)(Zip Code)

AMENDED AND RESTATED INSEEGO CORP.

2000 EMPLOYEE STOCK PURCHASE PLAN

AMENDED AND RESTATED INSEEGO CORP. 2000 STOCK INCENTIVE PLAN

AMENDED AND RESTATED INSEEGO CORP.

2009 OMNIBUS INCENTIVE COMPENSATION PLAN

AMENDED AND RESTATED INSEEGO CORP. 2015 INCENTIVE COMPENSATION PLAN

(Full title of the plan)

Lance Bridges

Senior Vice President, General Counsel and Secretary

Inseego Corp.

9645 Scranton Road, Suite 205

San Diego, CA 92121

(Name and address of agent for service)

(858) 812-3400

(Telephone number, including area code, of agent for service)

Copy To:

Teri O’Brien, Esq.

Paul Hastings LLP

4747 Executive Drive, 12th Floor

San Diego, CA 92121

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment (“Post-Effective Amendment”), filed by Inseego Corp. (formerly known as Vanilla Technologies, Inc.), a Delaware corporation (“Inseego” or “Successor Registrant”) relates to the following Registration Statements on Form S-8 (the “Registration Statements”) filed by Novatel Wireless, Inc., a Delaware corporation (“Novatel Wireless” or “Predecessor Registrant”), with the Securities and Exchange Commission (the “Commission”):

•	File No. 333-53692, as filed with the Commission on January 12, 2001 and as amended on October 9, 2003 and August 2, 2004, originally registering an aggregate of 7,879,924 shares, after giving effect to the reverse stock split that occurred on October 29, 2002, of the common stock of Novatel Wireless (“Common Stock”), comprised of 633,654 shares of Common Stock issuable under the Amended and Restated 1997 Employee Stock Option Plan (the “1997 Plan”), 7,012,270 shares of Common Stock issuable under the Amended and Restated Novatel Wireless, Inc. 2000 Stock Incentive Plan (as subsequently amended, the “2000 Plan”) and 234,000 shares of Common Stock issuable under the Amended and Restated Novatel Wireless, Inc. 2000 Employee Stock Purchase Plan (as subsequently amended, the “ESPP”).

•	File No. 333-139730, as filed with the Commission on December 29, 2006, originally registering an aggregate of 1,636,000 shares of Common Stock, comprised of 36,000 shares of Common Stock issuable under the ESPP and 1,600,000 shares of Common Stock issuable under the 2000 Plan.

•	File No. 333-145482, as filed with the Commission on August 15, 2007, originally registering an aggregate of 2,268,000 shares of Common Stock, comprised of 268,000 shares of Common Stock issuable under the ESPP and 2,000,000 shares of Common Stock issuable under the 2000 Plan.

•	File No. 333-159287, as filed with the Commission on May 15, 2009, originally registering 36,000 shares of Common Stock issuable under the ESPP.

•	File No. 333-163032, as filed with the Commission on November 10, 2009, originally registering 750,000 shares of Common Stock issuable under the ESPP.

•	File No. 333-163033, as filed with the Commission on November 10, 2009, originally registering 2,500,000 shares of Common Stock issuable under the Novatel Wireless, Inc. 2009 Omnibus Incentive Compensation Plan (as subsequently amended, the “2009 Plan”).

•	File No. 333-176489, as filed with the Commission on August 25, 2011, originally registering 1,500,000 shares of Common Stock pursuant to the 2009 Plan.

•	File No. 333-176490, as filed with the Commission on August 25, 2011, originally registering 1,250,000 shares of Common Stock pursuant to the ESPP.

•	File No. 333-190878, as filed with the Commission on August 29, 2013, originally registering 1,500,000 shares of Common Stock pursuant to the ESPP.

•	File No. 333-190879, as filed with the Commission on August 29, 2013, originally registering 3,000,000 shares of Common Stock pursuant to the 2009 Plan.

•	File No. 333-202648, as filed with the Commission on March 11, 2015, originally registering 3,000,000 shares of Common Stock pursuant to the 2009 Plan.

•	File No. 333-207233, as filed with the Commission on October 1, 2015, originally registering an aggregate of 6,323,000 shares of Common Stock, comprised of 4,000,000 shares of Common Stock issuable under the Novatel Wireless, Inc. 2015 Incentive Compensation Plan (the “2015 Plan”) and 2,323,000 shares of Common Stock issuable under the 2009 Plan.

Inseego, as the successor registrant to Novatel Wireless, is filing this Post-Effective Amendment pursuant to Rule 414 of the Securities Act of 1933, as amended (the “Securities Act”), to reflect an internal reorganization of Novatel Wireless (the “Reorganization”).

To effect the Reorganization, the Predecessor Registrant formed Inseego and in turn caused Inseego to form Vanilla Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of Inseego (“Merger Sub”). The Reorganization was implemented pursuant to Section 251(g) of the Delaware General Corporation Law (the “DGCL”), by the merger of Merger Sub with and into the Predecessor Registrant (the “Merger”). The Predecessor Registrant survived the Merger as a direct, wholly owned subsidiary of Inseego and each outstanding share of capital stock of the Predecessor Registrant was converted in the Merger into a share of capital stock of Inseego having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions thereof, as the share of the Predecessor Registrant’s capital stock being converted. Inseego is deemed to be the successor issuer of Novatel Wireless under Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Immediately following the Merger, Inseego entered into a Compensation Plan Agreement with Novatel Wireless pursuant to which Inseego assumed all of Novatel Wireless’s rights and obligations under all of its employee benefit plans, agreements and arrangements, equity incentive plans and sub-plans and related agreements, including obligations with respect to the outstanding shares pursuant to the ESPP, the 2000 Plan, the 2009 Plan and the 2015 Plan (collectively, the “Plans”). No shares remain authorized for future grants, and no unexercised grants remain outstanding, under the 1997 Plan.

In accordance with paragraph (d) of Rule 414 of the Securities Act, Inseego hereby expressly adopts the Registration Statements as its own registration statements (except as specifically amended by this Post-Effective Amendment) for all purposes of the Securities Act and the Exchange Act, as updated by subsequent filings under the Exchange Act. No changes are being made hereby to the prospectuses which form a part of the Registration Statements.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

(a) The documents containing the information specified in Part I of Form S-8 with respect to a particular Plan will be delivered to participants in such Plan, as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be, and are not, filed with the Commission either as part of the applicable Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in the applicable Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute prospectuses that meet the requirements of Section 10(a) of the Securities Act with respect to each of the Plans.

(b) Upon written or oral request, Inseego will provide, without charge, the documents incorporated by reference in Item 3 of Part II of the Registration Statements. Inseego will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information should be directed to Inseego Corp., Attn: Stockholder Services, 9645 Scranton Road, Suite 205, San Diego, CA 92121, phone number (858) 812-3400.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission pursuant to the Exchange Act are hereby incorporated by reference, and shall be deemed to be a part hereof:

(a) Novatel Wireless’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Commission on March 14, 2016;

(b) Novatel Wireless’s Quarterly Reports, on Form 10-Q, filed with the Commission on May 10, 2016, August 5, 2016 and November 7, 2016;

(c) Novatel Wireless’s Current Report on Form 8-K/A, filed with the Commission on December 17, 2015;

(d) All other reports filed by Novatel Wireless pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by Novatel Wireless’s Annual Report referred to in (a) above;

(e) Inseego’s Current Report on Form 8-K dated November 9, 2016; and

(f) The description of Inseego’s common stock, par value $0.001 per share, contained in Inseego’s Current Report on Form 8-K dated November 9, 2016, which updates the description of the Common Stock contained in Novatel Wireless’s Registration Statement on Form 8-A filed with the Commission on September 29, 2000, including any amendments or reports filed for the purpose of updating such description.

All documents filed by Inseego pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in the Registration Statements and are a part thereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statements to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statements.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that: (i) to the extent that a present or former or director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

Our amended and restated bylaws provide indemnification of our directors and officers to the maximum extent permitted by the DGCL. In addition, we have entered into indemnification agreements with our directors and officers, and we maintain insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as officers and directors of Inseego.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The Exhibits to this Post-Effective Amendment are listed in the Exhibit Index on page 8 and are incorporated by reference herein.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this November 8, 2016.

INSEEGO CORP.

By:	/s/ Michael A. Newman
Michael A. Newman Executive Vice President, Chief Financial Officer and Assistant Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Sue Swenson and Michael Newman his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to the Registration Statements and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Sue Swenson Sue Swenson	Chief Executive Officer (Principal Executive Officer) and Director	November 8, 2016

/s/ Michael A. Newman Michael A. Newman	Chief Financial Officer (Principal Financial and Accounting Officer)	November 8, 2016

/s/ Philip Falcone Philip Falcone	Director	November 8, 2016

/s/ James Ledwith James Ledwith	Director	November 8, 2016

/s/ Robert Pons Robert Pons	Director	November 8, 2016

/s/ David A. Werner David A. Werner	Director	November 8, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Form	Filing Date	Exhibit Number

2.1	Agreement and Plan of Merger, dated as of November 7, 2016, among Vanilla Technologies, Inc., Novatel Wireless, Inc. and Vanilla Merger Sub, Inc.	8-K	November 9, 2016	2.1

3.1	Amended and Restated Certificate of Incorporation of Inseego Corp.	8-K	November 9, 2016	3.1

3.2	Amended and Restated Bylaws of Inseego Corp.	8-K	November 9, 2016	3.2

4.1	Form of Inseego Corp. Common Stock Certificate	8-K	November 9, 2016	4.1

4.2	Restated Certificate of Incorporation of Novatel Wireless, Inc.	8-K	November 9, 2016	4.3

10.1	Amended and Restated Inseego Corp. 2000 Employee Stock Purchase Plan	14A	May 2, 2011	Appendix A

10.2	Amended and Restated Inseego Corp. 2000 Stock Incentive Plan	10-Q	August 9, 2007	10.1

10.3	Amended and Restated Inseego Corp. 2009 Omnibus Incentive Compensation Plan	8-K	June 20, 2016	10.1

10.4	Amended and Restated Inseego Corp. 2015 Incentive Compensation Plan	S-8	October 1, 2015	4.3

5.1*	Opinion of Paul Hastings LLP

23.1*	Consent of Paul Hastings LLP (included in Exhibit 5.1)

23.2*	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP

23.3*	Consent of Mazars (Gauteng) Inc.

24.1*	Power of Attorney (included on the signature page)

*	Filed herewith